CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 12, 1996, in the Registration Statement (Form S-3 No. 33-76642) and the related Prospectus of Ray Ellison Mortgage Acceptance Corp.



                                   ERNST & YOUNG LLP


San Antonio, Texas
March 20, 1996